Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Stock Option Plan and 2024 Free Shares Plan of Cellectis S.A. of our reports dated April 29, 2024, with respect to the consolidated financial statements of Cellectis S.A. and the effectiveness of internal control over financial reporting of Cellectis S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG et Autres

Lille, France

January 15, 2025